Annual Meeting of Shareholders
March 27, 2018

Neil Wilkin, CEO

Connections You Can Count On.™

Forward Looking Information

This presentation may contain "forward looking statements" that involve risks and uncertainties. These statements reflect management's current expectations about possible future events and performance. Such forward-looking information is subject to known and unknown variables, uncertainties, contingencies and risks that may cause actual events or results to differ materially from management's expectations. Known and unknown variables, uncertainties, contingencies and risks (collectively, "factors") may also adversely affect Optical Cable Corporation and its subsidiaries (collectively, "OCC"), OCC's future results of operations, OCC's future financial condition, and/or the future equity value of OCC.

These factors, include but are not limited to, those factors set forth in detail in the "forward looking information" of our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and in our other SEC reports—all such factors are incorporated herein by reference. These factors may be revised or supplemented in future reports filed with the SEC.

Agenda

I. Key Performance Measures Fiscal Year 2017.

II. Challenges. Progress. Adjustments.

III. First Quarter 2018.

IV. Looking Forward to Fiscal Year 2018.

V. Q&A.



Key Performance Measures

Fiscal Year 2017

Key Performance Measures Fiscal Year 2017

- Net sales of $64.1 million, compared to $64.6 million last year.
  - Enterprise market sales relatively stable.
  - Weakness in military and wireless carrier markets, and declines in sales outside of U.S.
  - Strong sales growth in certain industrial and specialty markets.
  - Strong sales growth with larger strategic distribution partners.

Key Performance Measures Fiscal Year 2017

- Gross profit increased 5.4% to $20.8 million.
- Gross profit margin increased to 32.4%, compared to 30.5% last fiscal year.
- SG&A Expenses increased to $22.0 million from $20.8 million.
  - Select new hires, organizational changes and incentives.
  - Marketing and targeted initiatives to grow enviable market position.
  - Follows SG&A cuts of $3.3 million in fiscal 2016.

Key Performance Measures Fiscal Year 2017

- Strong balance sheet.
- Long-term real estate loans of $6.7 million.
  - Maturity extended to May 2024.
  - Fixed interest rate of 3.95%.
- Revolving Credit Facility.
  - Variable interest rate of LIBOR + 2.5%.

Manufacturing Day – October 2017

Photos intentionally removed



Challenges. Progress. Adjustments.

Challenges. Progress. Adjustments.

- OCC experienced particular weakness in certain specialty markets during the last couple of years—particularly military, severe duty and wireless carrier markets.
- Some challenges in enterprise markets as well.

Challenges. Progress. Adjustments.

- Key new hires and organizational changes.
- New sales, business development and marketing initiatives targeting markets with growth potential.
- New operational initiatives designed to increase manufacturing efficiencies.
- Parallel efforts to control costs while investing in initiatives for future growth.

Challenges. Progress. Adjustments.

- Positive results—strong sales growth in targeted specialty markets and with key distribution partners in fiscal 2017 – offsetting weakness in other specialty markets.

First Quarter 2018.

First Quarter 2018

- Net Sales Increased 20.2% to $17.6 million, compared to Q1 2017.
- Gross Profit Increased 8.7% to $5.2 million.
- Gross Profit Margin 29.8% compared to 32.9%.
- Bottom Line Improvement.
- $14.8 million Order Backlog/Forward Load at end of Q1 2018.
- $19.0 million Order Backlog/Forward Load by end of February 2018.
- Growing strength in military and wireless carrier markets.

Net Sales Fiscal Year 2017 and Q1 2018 by Quarter



Up 20.2%
Q1 2017 to Q1 2018
$18,000,000
$17,000,000
$16,000,000
$15,000,000
$14,000,000
$13,000,000
$12,000,000
$11,000,000
$10,000,000
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018

Looking Forward to 2018.



Looking Forward to Fiscal Year 2018

- OCC Team Continues Execution of Strategy.
  - Sales and Marketing Initiatives.
  - Product Initiatives.
  - Operational and Process Improvements.
- Strategy designed to drive top-line and bottom-line growth.

Looking Forward to Fiscal Year 2018

- Increasing activity and strength in specialty markets—including military and wireless carrier markets.
- Enterprise market still challenging.
- Expect large order backlog/forward load to result in significant positive impact on net sales in Q2 2018.

Looking Forward to Fiscal Year 2018

- Passive Optical LAN is one example of OCC's product initiatives……

https://www.youtube.com/watch?v=F6PsT8FXMPU

Questions and Answers.




OCC
Connections You Can Count On.™
STAYING AHEAD
OF THE ICT REVOLUTION


COPPER
BECAUSE NETWORKS CAN'T LIVE ON FIBER ALONE.
OCC
Connections You Can Count On.™
OCC INNOVATION KEEPS YOU AHEAD OF THE TECHNOLOGY CURVE.


OCC
WHEN NETWORK RELIABILITY COUNTS...
Connections You Can Count On.™
OCC's POL Solution offers:
Call 1-800-622-7711 or visit occfiber.com for more information.

Connections You Can Count On.™

Thank You!